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                                                                  EXHIBIT 10.088


                           [HARWOOD HOUSE LETTERHEAD]
                                Interior Design

459 Atlanta Country Club Dr.
Marietta, Georgia 30067
Telephone (770) 952-5655
Fax (770) 952-4987                                       Date:  August 18, 1999




Contract of Services: Harwood House, Renie Harwood - Designer.

This agreement is made on August 18, 1999 between Harwood House and Mr. Tim Moses, chief executive officer E.M.D.com, Inc.

1.   Fee:

     a. It is understood and agreed that a fee of $55,000 is to be paid to Renie Hardwood for design and consulting services.

     b. The sum of one half ($27,500) will be made as a deposit upon the signing of this contract.

     c. The balance due will be paid upon the completion of the designer's services stated in this contract.

2.   Purchasing:

     a. Harwood House will provide the design scene and will purchase all furniture, rugs, art, etc. for the officers of the two top executives, Mr. Tim Moses and Mr. Jacques Effersy.

     b. The above items will be sold to the client at the designer's wholesale cost plus 30% handling fee. Freight and delivery charge will be additional.

     c. The estimated budget for each executive office will be approximately $40,000.

It is my pleasure to be involved in the design of your new office complex. I will do my best and thank you for the opportunity.



/s/ Renie Harwood                                 /s/ Tim Moses
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Renie Harwood                                     Tim Moses